UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 8, 2015

Boot Barn Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36711	90-0776290
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

15776 Laguna Canyon Road, Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

(949) 453-4400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Boot Barn Holdings, Inc. (the “Company”) has appointed Greg Hackman as its Chief Financial Officer effective January 26, 2015.

Prior to joining the Company, Mr. Hackman served as Vice President of Finance and Global Controller of Claire’s Stores, Inc., a global retailer with more than $1.5 billion in annual sales.  Prior to joining Claire’s Stores, Inc. in 2008, Mr. Hackman served in a variety of financial roles, first at the May Department Stores Company, Inc. and then at Macy’s, Inc., for more than 20 years with responsibilities including financial planning, reporting and analysis, expense planning and payroll.  Mr. Hackman also has experience in public accounting.  Mr. Hackman received a B.S.B.A. from the University of Missouri.  Mr. Hackman is 53 years old.

Employment Agreement with Greg Hackman

On January 8, 2015, Boot Barn, Inc., a wholly owned subsidiary of the Company, entered into an employment agreement with Greg Hackman (the “Employment Agreement”).  Pursuant to the Employment Agreement, Boot Barn, Inc. has agreed to employ Mr. Hackman as its Chief Financial Officer, effective as of January 26, 2015 (the “Effective Date”).  The Employment Agreement has a term of one year, after which it will automatically renew each year for successive one-year terms unless either party provides written notice of non-renewal or Mr. Hackman is otherwise terminated, in each case pursuant to the terms of the Employment Agreement.

Mr. Hackman is entitled to receive an annualized base salary of $325,000.  He is also eligible to receive a bonus of 50% of his base salary each year if Boot Barn, Inc. achieves its budget, with the opportunity to receive a maximum aggregate bonus of up to 100% of his base salary if Boot Barn, Inc. achieves additional performance targets established by the board of directors of Boot Barn, Inc.  In addition, Boot Barn, Inc. will pay Mr. Hackman a signing bonus of $50,000.

On the Effective Date, Mr. Hackman will be granted a stock option, to be evidenced by a stock option agreement in the form attached hereto as Exhibit 10.2, to purchase 100,000 shares of the Company, at an exercise price equal to the fair market value of such shares on the grant date.  Subject to the terms of the Company’s 2014 Equity Incentive Plan, Mr. Hackman’s stock options will vest at a rate of 20% per year on the first five anniversaries of the grant date.  In addition, Mr. Hackman will be eligible to participate in the benefit plans of Boot Barn, Inc. provided to other senior executives.

If Mr. Hackman’s employment with Boot Barn, Inc. is terminated without Cause or if he resigns for Good Reason (as those terms are defined in the Employment Agreement), Mr. Hackman is entitled to receive, subject to his execution of a valid release of claims, severance pay equal to his base salary for a period of 12 months and a prorated bonus based on the bonus he would have received for the fiscal year to which the bonus relates.

The foregoing summary of the material terms of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Continued Employment Agreement with Paul Iacono

On January 8, 2015, Boot Barn, Inc. also entered into an agreement with Paul Iacono (the “Continued Employment Agreement”).  Pursuant to the Continued Employment Agreement, Mr. Iacono’s current employment agreement with Boot Barn, Inc., pursuant to which he has served as the Company’s Chief Financial Officer, will be terminated on the day prior to the Effective Date, except as otherwise set forth in the Continued Employment Agreement, and Boot Barn, Inc. has agreed to employ Mr. Iacono as of the Effective Date as its Vice President Business Development.

Pursuant to the terms of the Continued Employment Agreement, Mr. Iacono is entitled to receive an annualized base salary of $225,000.  Mr. Iacono’s bonus opportunity for fiscal year 2015 is as set forth in his current employment agreement.  For each subsequent fiscal year, Mr. Iacono will be eligible to receive a bonus of 30% of his base salary if Boot Barn, Inc. achieves its budget, targets and performance goals, with the opportunity to receive a maximum aggregate bonus of up to 60% of his base salary if Boot Barn, Inc. achieves additional performance targets established by the compensation committee of Boot Barn, Inc.  Mr. Iacono’s equity arrangements under his current employment agreement remain unaffected by the Continued Employment Agreement.  In addition, Mr. Iacono will be eligible to participate in the benefit plans of Boot Barn, Inc. provided to other senior executives.

If Mr. Iacono’s employment with Boot Barn, Inc. is terminated without Cause or if he resigns for Good Reason (as those terms are defined in the Continued Employment Agreement), Mr. Iacono is entitled to receive, subject to his execution of a valid release of claims, severance pay equal to his base salary for a period of six months, or nine months if he is terminated before the first anniversary of the Effective Date, and a prorated bonus based on the bonus he would have received for the fiscal year to which the bonus relates.  If Mr. Iacono’s employment is terminated due to his death or Disability (as such term is defined in the Continued Employment Agreement), he or his personal representatives or heirs are entitled to receive, subject to execution of a valid release of claims, severance pay equal to his base salary for a period of three months and a prorated bonus based on the bonus he would have received for the fiscal year to which the bonus relates.

The foregoing summary of the material terms of the Continued Employment Agreement is qualified in its entirety by reference to the full text of the Continued Employment Agreement, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01.                Regulation FD Disclosure.

On January 9, 2015, the Company announced via press release the appointment of Greg Hackman as Chief Financial Officer, effective January 26, 2015, and that Paul Iacono will continue with the Company in the role of Vice President Business Development, as noted above.  In addition, the Company announced certain preliminary financial results for its third quarter ended December 27, 2014 and an updated earnings forecast for its 2015 fiscal year.  The Company also announced that the Company will be presenting at the ICR XChange Conference to be held at the JW Marriott Orlando Grande Lakes in Orlando, Florida, on Monday, January 12, 2015 at 9:00 am Eastern Time.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information provided in this Item 7.01, including Exhibit 99.1, is intended to be “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.                Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement, effective January 26, 2015, by and between Boot Barn, Inc. and Greg Hackman*

10.2	Form of Stock Option Agreement, by and between Boot Barn, Inc. and Greg Hackman*

10.3	Continued Employment Agreement, effective January 26, 2015, by and between Boot Barn, Inc. and Paul Iacono*

99.1	Press Release dated January 9, 2015

*       Indicates a management contract or a compensatory plan or arrangement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOOT BARN HOLDINGS, INC.

Dated: January 8, 2015	/s/ James G. Conroy
Name: James G. Conroy
Title: President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
10.1	Employment Agreement, effective January 26, 2015, by and between Boot Barn, Inc. and Greg Hackman*

10.2	Form of Stock Option Agreement, by and between Boot Barn, Inc. and Greg Hackman*

10.3	Continued Employment Agreement, effective January 26, 2015, by and between Boot Barn, Inc. and Paul Iacono*

99.1	Press Release dated January 9, 2015

*       Indicates a management contract or a compensatory plan or arrangement